Ex 3.1

CERTIFICATE OF INCORPORATION

OF

LM FUNDING AMERICA, INC.

A Stock Corporation

LM Funding America, Inc. files this Certificate of Incorporation (the “Certificate of Incorporation”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation’s corporate existence shall commence upon the filing of this Certificate of Incorporation with the office of the Secretary of State of the State of Delaware in accordance with the DGCL (the “Effective Time”) and the Certificate of Incorporation of LM Funding America, Inc. shall be as follows.

ARTICLE I

NAME

The name of the Corporation is LM Funding America, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

ARTICLE III

PURPOSE

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

SECTION 1. The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares, consisting of Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and Eighty Million (80,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”).

SECTION 2. The preferences, limitations, designations and relative rights of the shares of each class and the qualifications, limitations or restrictions thereof shall be as follows:

A.	Preferred Stock.

1. Authorization; Series; Provisions. The Board of Directors of the Corporation is hereby expressly authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of shares of the Preferred Stock in series, and by filing a certificate pursuant to the DGCL, to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions

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thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors.

2. Reacquired Shares. Shares of Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock, undesignated as to series, unless otherwise provided in the resolution or resolutions of the Board of Directors.

B.	Common Stock.

Except as shall otherwise be stated herein or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the resolution or resolutions providing for the respective series of Preferred Stock.

1. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

2. Dividends. Subject to the rights of each series of the Preferred Stock, dividends, or other distributions in cash, securities or other property of the Corporation may be declared and paid or set apart for payment upon the Common Stock by the Board of Directors from time to time out of any assets or funds of the Corporation legally available for the payment of dividends, and all holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled in preference to the Common Stock in accordance with the terms of any outstanding Preferred Stock and applicable law, the remaining net assets and funds of the Corporation shall be distributed pro rata to the holders of the Common Stock and the holders of any Preferred Stock, but only to the extent that the holders of any Preferred Stock shall be entitled to participate in such distributions in accordance with the terms of any outstanding Preferred Stock or applicable law. A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

4. No Preemptive Rights. No holder of Common Stock of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.

5. Ownership. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE VI

BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by written ballot unless required by the By-laws of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

ARTICLE VII

NUMBER, ELECTION AND TERMS OF DIRECTORS

SECTION 1. Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed in the By-laws of the Corporation, or from time to time by action of a majority of the members of the Board of Directors then in office, but in no event shall such number of directors be less than one nor more than fifteen. Elections of members of the Board of Directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be held at the annual meeting of stockholders, and each member of the Board of Directors shall hold office until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

SECTION 2. Director Class and Term Expiration. The Board of Directors shall be divided into three classes, as nearly equal in numbers as possible, designated Class I, Class II and Class III. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the effective time of this Certificate of Incorporation; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the effective time of this Certificate of Incorporation; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the effective time of this Certificate of Incorporation. At each annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third annual meeting of stockholders to be held following their election, with each Director in each such class to hold office until his or her successor is duly elected and qualified. The provisions of this Section 2 of Article VII are subject to the rights of the holders of any class or series of Preferred Stock to elect directors. The provisions of this Section 2 of Article VII shall not become effective until the Company’s Common Stock becomes registered under Section 12 of the Exchange Act.

SECTION 3. Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation.

SECTION 4. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for a term expiring at the succeeding annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

SECTION 5. Removal. Subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that this Section 5 of Article VII shall apply, in respect of the removal without cause of a director or directors elected by the holders of a class or series of stock pursuant to this Certificate of Incorporation, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

SECTION 6. Rights and Powers. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors’ power to manage the business and affairs of the Corporation; and no by-law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

SECTION 7. By-laws. The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VIII

BOOKS AND RECORDS

The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation, except as conferred by the laws of the State of Delaware or as authorized by the Board of Directors.

ARTICLE IX

STOCKHOLDER ACTION

Meetings of stockholders may be held within or without the State of Delaware as the By-laws of the Corporation may provide. Subject to the rights of the holders of any series of Preferred Stock, for so long as either the Corporation’s Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Corporation is required to file periodic reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Exchange Act with respect to the Corporation’s Common Stock, (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by any consent in writing by such stockholders unless the action to be effected by written consent of the stockholders and the taking of such action by written consent have been approved in advance by a resolution adopted by the Board of Directors, and (B) special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary pursuant to a resolution adopted by a majority of the directors then in office, or by stockholders holding at least a majority of the issued and outstanding voting stock of the Corporation.

ARTICLE X

STOCKHOLDER VOTE REQUIRED

Sections 2, 3, 4 and 5 of Article III, as well as Article V and Article VIII, of the By-laws of the Corporation shall not be altered, amended or repealed by, and no provision inconsistent therewith shall be adopted by, the stockholders without the affirmative vote of the holders of at least a majority of the issued and outstanding voting stock of the Corporation entitled to vote generally for the election of directors at a meeting of stockholders at which a quorum is present (as provided in the By-laws of the Corporation).

ARTICLE XI

INDEMNIFICATION

SECTION 1. Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted from time to time by the DGCL as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The indemnification rights and protections existing hereunder shall be a contract right and shall be provided to each person who is or was a director or officer of the Corporation at any time this Article XI is or was in effect, regardless of whether or not such person continues to serve in his or her capacity as a director or officer of the Corporation at the time such indemnification rights and protections are sought. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents (other than a director or officer) of the Corporation, to directors, officers, employees or agents of a subsidiary of the Corporation, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article XI. Any amendment or repeal of this Article XI shall not adversely affect any right or protection existing hereunder in respect of any act, omission, fact or circumstance occurring prior to such amendment or repeal.

SECTION 2. By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, to protect any director, officer, employee and agent of the Corporation, any director, officer, employee or agent of a subsidiary of the Corporation, and any person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against such person or incurred by such person in any such capacity or arising out of the person’s status as such (including, without limitation, expenses, judgments, fines and amounts paid in settlement) to the fullest extent permitted by the DGCL as it exists on the date hereof or as it may hereafter be amended, and whether or not the Corporation would have the power or would be required to indemnify any such person under the terms of any agreement or by-law or the DGCL. For purposes of this Article XI, “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan.

SECTION 3. If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article XI as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article XI to the fullest extent permitted by any applicable portion of this Article XI that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 4. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer or employee of the Corporation existing at the time of such repeal or modification.

ARTICLE XII

DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article XII shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act, omission, fact or circumstance occurring prior to such amendment or repeal.

If the DGCL shall be amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the DGCL, as so amended.

ARTICLE XIII

BUSINESS COMBINATIONS

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE XIV

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in effect from time to time in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XV

INCORPORATOR

The name and mailing address of the incorporator are as follows:

Bruce M. Rodgers, Esq.

301 W. Platt St., #375

Tampa, Florida 33606

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 20th day of April , A.D. 2015.

By:	/s/ Bruce M. Rodgers
(Incorporator)

Name:	BRUCE M. RODGERS
(type or print)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LM FUNDING AMERICA, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is LM Funding America, Inc..

2. The certificate of incorporation of the Corporation is hereby amended by striking out SECTION 1 of ARTICLE IV thereof and by substituting in lieu of said Section the following new SECTION 1 of ARTICLE IV:

SECTION 1. The aggregate number of shares of all classes of capital stock which the Corporation shale have the authority to issue is Fifteen Million (15,000,000) shares, consisting of Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) and Ten Million (10,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”).

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and authorized by resolution of the board of directors of the Corporation and by the written consent without a meeting of the stockholders of the Corporation in accordance with the provision of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, has executed this Certificate of Amendment this 7th day of August, 2015.

LM FUNDING AMERICA, INC.

/s/ Bruce M. Rodgers

Bruce M. Rodgers, Chief Executive Officer

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
LM FUNDING AMERICA, INC.

LM Funding America, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

1. The name of the Corporation is LM Funding America, Inc. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 20, 2015, as amended on August 7, 2015.

2. This Certificate of Amendment to the Certificate of Incorporation was duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Company's Certificate of Incorporation, as amended.

3. The amendment to the existing Certificate of Incorporation being effected hereby is as follows:

a. Delete Section 1 of Article IV in its entirety and to substitute in its place the following:

"SECTION 1. The aggregate number of shares of all classes of capital stock which the Corporation shale have the authority to issue is Thirty-Five Million (35,000,000) shares, consisting of Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) and Thirty Million (30,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”).”

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and authorized by resolution of the board of directors of the Corporation and by the written consent without a meeting of the stockholders of the Corporation in accordance with the provision of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, has executed this Certificate of Amendment this 4th day of September, 2018.

LM FUNDING AMERICA, INC.

/s/ Bruce M. Rodgers
Bruce M. Rodgers, Chief Executive Officer

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

LM Funding America, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is LM Funding America, Inc. (the “Corporation”).

2. That a Certificate of Amendment to the Certificate of Incorporation was filed by the Secretary of State of Delaware on September 5, 2018, and that said Certificate of Amendment requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate of Amendment is:

Due to clerical error, the word “shall” was inadvertently misspelled as “shale” in the amendment set forth in paragraph 3 of such Certificate Amendment.

4. The Certificate of Amendment is corrected to read as follows:

a. Delete Section 1 of Article IV in its entirety and to substitute in its place the following:

“SECTION 1. The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Thirty-Five Million (35,000,000) shares, consisting of Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) and Thirty Million (30,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”).”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed this 7th day of September, 2018.

By: /s/ Bruce M. Rodgers

Bruce M. Rodgers, Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

LM FUNDING AMERICA, INC.

LM Funding America, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

1.

The name of the Corporation is LM Funding America, Inc. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 20, 2015, as amended on August 7, 2015 (the “Original Certificate”).

2. This Certificate of Amendment to the Certificate of Incorporation of the Corporation (this “Amendment”) was duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware (“DGCL”).

3. The amendment to the existing Certificate of Incorporation being effected hereby is as follows: Article “FOURTH” of the Original Certificate shall be and is hereby amended by adding the following paragraphs to the end thereof as a new Article IV, Section 3:

“Reverse Stock Split. Without regard to any other provision of this Certificate of Incorporation, effective at 12:01 a.m., eastern time, on Tuesday, October 16, 2018 (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each ten (10) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Effective Time, shall be entitled to receive a cash payment equal to the product of the closing sales price of the Common Stock on the Nasdaq Capital Market on October 15, 2018 and the amount of the fractional share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

4. Except as specifically set forth herein, the remainder of the Original Certificate will not be amended, modified or otherwise altered.

5. The effective time and date of the amendment herein certified shall be 12:01 a.m., October 16, 2018.

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by the undersigned duly authorized officer of the Corporation this 12th day of October, 2018.

LM FUNDING AMERICA, INC.

By: /s/ Bruce Rodgers

Name: Bruce Rodgers

Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

LM FUNDING AMERICA, INC.

LM Funding America, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

2.

The name of the Corporation is LM Funding America, Inc. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 20, 2015, as amended on August 7, 2015, September 5, 2018, and October 15, 2018.

3.

This Certificate of Amendment to the Certificate of Incorporation was duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Company's Certificate of Incorporation, as amended.

4.

The amendment to the existing Certificate of Incorporation being effected hereby is as follows: Article IV of the Certificate of Incorporation, as amended, shall be and is hereby amended by adding the following paragraph to the end thereof as a new Article IV, Section 4:

“SECTION 4. Reverse Stock Split. Without regard to any other provision of this Certificate of Incorporation, effective at 12:01 a.m., eastern time, on May 7, 2021 (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each five (5) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Effective Time, shall be entitled to receive a cash payment equal to the product of the closing sales price of the Common Stock on the Nasdaq Capital Market on May 6, 2021 and the amount of the fractional share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above."

5.

Except as specifically set forth herein, the remainder of the Certificate of Incorporation will not be amended, modified or otherwise altered.

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by the undersigned duly authorized officer of the Corporation this 5th day of May, 2021.

LM FUNDING AMERICA, INC.

By: /s/ Bruce Rodgers

Name: Bruce Rodgers

Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
LM FUNDING AMERICA, INC.

LM Funding America, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

1. The name of the Corporation is LM Funding America, Inc. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 20, 2015, as amended on August 7, 2015, September 5, 2018, October 15, 2018, and May 5, 2021.

2. This Certificate of Amendment to the Certificate of Incorporation was duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Company's Certificate of Incorporation, as amended.

3. The amendment to the existing Certificate of Incorporation, as amended, being effected hereby is as follows: Delete Section 1 of Article IV in its entirety and substitute in its place the following:

“SECTION 1. The aggregate number of shares of all classes of capital stock which the Corporate shall have the authority to issue is five hundred million (500,000,000) shares, consisting of one hundred fifty million (150,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”) and three hundred fifty million (350,000,000) shares of common stock, par value $0.001 per share (“Common Stock”).”

4. The amendment of the Certificate of Incorporation herein certified has been duly adopted and authorized by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5. Except as specifically set forth herein, the remainder of the Certificate of Incorporation will not be amended, modified or otherwise altered.

Executed effective as of this 27th day of December, 2021

LM FUNDING AMERICA, INC.
By:	/s/ Bruce M. Rodgers
Bruce M. Rodgers
Chief Executive Officer and Chairman of the Board

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
LM FUNDING AMERICA, INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

LM Funding America, Inc., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify:

FIRST: This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 20, 2015, as amended on August 7, 2015, September 5, 2018, October 15, 2018, May 5, 2021, and December 27, 2021 (the “Certificate of Incorporation”).

SECOND: The Certificate of Incorporation is hereby amended by adding the following paragraph to the end of Article IV thereof as a new Article IV, Section 5:

“SECTION 5. Reverse Stock Split. Without regard to any other provision of this Certificate of Incorporation, effective at 12:01, eastern time, on March 12, 2024 (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each six (6) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Effective Time, shall be entitled to receive one (1) share of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

THIRD: This Certificate of Amendment to the Certificate of Incorporation was duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: Except as specifically set forth herein, the remainder of the Certificate of Incorporation will not be amended, modified or otherwise altered.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by Bruce M. Rodgers, its Chief Executive Officer, this 7th day of March, 2024.

LM FUNDING AMERICA, INC.

By:	/s/ Bruce Rodgers
Bruce M. Rodgers
Chief Executive Officer

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
LM FUNDING AMERICA, INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

LM Funding America, Inc., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify:

FIRST: This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 20, 2015, as amended on August 7, 2015, September 5, 2018, October 15, 2018, May 5, 2021, December 27, 2021, and March 7, 2024 (the “Certificate of Incorporation”).

SECOND: The Certificate of Incorporation is hereby amended by adding the following paragraph to the end of Article IV thereof as a new Article IV, Section 6:

“SECTION 6. Reverse Stock Split. Without regard to any other provision of this Certificate of Incorporation, effective at 12:01 am, eastern time, on July 13, 2026 (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each twenty five (25) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Effective Time, shall be entitled to receive one (1) share of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

THIRD: This Certificate of Amendment to the Certificate of Incorporation was duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: Except as specifically set forth herein, the remainder of the Certificate of Incorporation will not be amended, modified or otherwise altered.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by Bruce M. Rodgers, its Chief Executive Officer, this 8th day of July, 2026.

LM FUNDING AMERICA, INC.

By:	/s/ Bruce M. Rodgers
Name: Bruce M. Rodgers
Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
LM FUNDING AMERICA, INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

LM Funding America, Inc., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify:

FIRST: This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 20, 2015, as amended on August 7, 2015, September 5, 2018, October 15, 2018, May 5, 2021, December 27, 2021, March 7, 2024 and July 9, 2026 (the “Certificate of Incorporation”).

SECOND: The Certificate of Incorporation is hereby amended as follows:

“The name of the Corporation is PowerCompute, Inc. (the “Corporation”).”

THIRD: This Certificate of Amendment to the Certificate of Incorporation was duly authorized and adopted by the Corporation’s Board of Directors in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment shall be effective at 12:01 a.m. Eastern Time on July 22, 2026.

FIFTH: Except as specifically set forth herein, the remainder of the Certificate of Incorporation will not be amended, modified or otherwise altered.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by Bruce M. Rodgers, its Chief Executive Officer, this 20th day of July, 2026.

LM FUNDING AMERICA, INC.

By:	/S/ Bruce M. Rodgers
Name: Bruce M. Rodgers
Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
LM FUNDING AMERICA, INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

LM Funding America, Inc., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify:

FIRST: This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 20, 2015, as amended on August 7, 2015, September 5, 2018, October 15, 2018, May 5, 2021, December 27, 2021, March 7, 2024 and July 9, 2026 (the “Certificate of Incorporation”).

SECOND: The Certificate of Incorporation is hereby amended as follows:

“The name of the Corporation is PowerCompute, Inc. (the “Corporation”).”

THIRD: This Certificate of Amendment to the Certificate of Incorporation was duly authorized and adopted by the Corporation’s Board of Directors in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment shall be effective at 12:01 a.m. Eastern Time on July 22, 2026.

FIFTH: Except as specifically set forth herein, the remainder of the Certificate of Incorporation will not be amended, modified or otherwise altered.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by Bruce M. Rodgers, its Chief Executive Officer, this 20th day of July, 2026.

LM FUNDING AMERICA, INC.

By:	/S/ Bruce M. Rodgers
Name: Bruce M. Rodgers
Title: Chief Executive Officer